UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2010

REDDY ICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32596	56-2381368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800
Dallas, Texas  75231
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 526-6740

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                                  Other Events.

On February 27, 2010, Reddy Ice Holdings, Inc. (the “Company”) issued a press release to announce that Reddy Ice Corporation, a Nevada corporation and wholly-owned subsidiary of the Company (“Reddy Corp”), had priced its offering of $270 million aggregate principal amount of 11.25% senior secured notes due 2015 (the “Initial Notes”).  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 2, 2010, the Company issued a press release to announce that, in connection with the exchange offer and consent solicitation (the “Exchange Offer”) by Reddy Corp for the Company’s 10 1/2% senior discount notes due 2012 (the “Old Notes”), it had received the requisite tenders and consents from the registered holders of the Old Notes to amend the indenture governing the Old Notes (the “Indenture”).  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On March 3, 2010, the Company issued a press release to announce that it and U.S. Bank National Association, the trustee under the Indenture, executed a supplemental indenture to the Indenture in order to effect the proposed amendments to the Old Notes and the Indenture contemplated by the Exchange Offer.  A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

On March 3, 2010, the Company issued a press release to announce that Reddy Corp had priced its offering of an additional $30 million aggregate principal amount of 11.25% senior secured notes due 2015 (the “Additional Notes”).  The Additional Notes have the same terms and are part of the same series as the Initial Notes.  A copy of the press release is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

Item 9.01.                                                  Financial Statements and Exhibits.

(d)  Exhibits.

99.1†	Press Release dated February 27, 2010.

99.2†	Press Release dated March 2, 2010.

99.3†	Press Release dated March 3, 2010.

99.4†	Press Release dated March 3, 2010.

†	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      March 4, 2010

REDDY ICE HOLDINGS, INC.

By:	/s/ Steven J. Janusek
Name: Steven J. Janusek
Title: Chief Financial and Accounting Officer

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